Exhibit 99.1

T2 Biosystems Announces BARDA Exercise of Contract Option 1 Valued at $10.5 Million

Advances Development of Diagnostics for Sepsis-Causing Pathogens, Antibiotic Resistance,

and Biothreat Pathogens

LEXINGTON, Mass., September 30, 2020 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens, announced today that the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Assistant Secretary for Preparedness and Response at the U.S. Department of Health and Human Services, has exercised its first contract option valued at $10.5 million.

The first option was exercised under the multi-year contract between BARDA and T2 Biosystems, valued at up to $69.0 million if all options are exercised, following the Company’s successful completion of the base option to further advance the development of the following products:

•	A direct-from-blood panel to detect biothreat pathogens such as B. anthracis, F.tularensis, Y. pestis, Burkholderia spp., and R. prowazekii

•

A direct-from-blood panel to cover up to 99% of all bloodstream infections by means of ≥36 reported results, including pan-Gram positive and pan-Gram negative results (detecting >250 species), in addition to resistance genes associated with the bloodborne antibiotic resistant threats identified by the Centers for Disease Control and Prevention (CDC)

•	A next-generation high-throughput instrument

“The continued funding and support from BARDA reflects a commitment to public-private partnerships that have the potential to advance life-saving technology and protect our nation,” stated John Sperzel, President and Chief Executive Officer at T2 Biosystems. “The current COVID-19 pandemic has highlighted the importance of rapid diagnostic tests. Our BARDA partnership provides an opportunity to transform the diagnosis and management of bloodstream infections, reduce antimicrobial resistance, and improve patient outcomes.”

This project has been funded in whole or in part with federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response;Biomedical Advanced Research and Development Authority, under Contract No. 75A50119C00053.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, the T2Bacteria® Panel, the T2ResistanceTM Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2CaurisTM Panel, and T2Lyme TM Panel, as well as additional products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers, and biothreat pathogens.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the full value of the BARDA contract, the development of products under that contract, and the potential benefit of those products with respect to the diagnosis and management of bloodstream infections, antimicrobial resistance, and patient outcomes, as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission, or SEC, on March 16, 2020, and other filings the Company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Media Contact:

Gina Kent, Vault Communications

gkent@vaultcommunications.com

610-455-2763

Investor Contact:

Philip Trip Taylor, Gilmartin Group

philip@gilmartinIR.com

415-937-5406